SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 1, 2004

DIGITALNET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50420	52-2339233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 Network Place, Herndon, VA 20171
(Address of principal executive offices, including zip code)

(703) 563-7500
(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets.

On April 1, 2004, DigitalNet, Inc., the wholly-owned subsidiary of DigitalNet Holdings, Inc., acquired all of the outstanding equity securities of User Technologies Associates, Inc. from UTA Group, Inc. for $50.0 million in cash, utilizing cash on hand and approximately $30.0 million of borrowings from its senior credit facility to fund the acquisition. Additional information regarding User Technology Associates and the transaction is included in the press release furnished as Exhibit 99.1 to this Current Report.

Item 5.	Other Events and Regulation FD Disclosure.

On April 1, 2004, DigitalNet Holdings, Inc. issued a press release that included revised 2004 guidance. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALNET HOLDINGS, INC.
Date: April 1, 2004	By:	/s/ Jack Pearlstein
Jack Pearlstein Chief Financial Officer,Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 1, 2004